UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33220	33-1151291
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 14, 2012, Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) announced pursuant to a Current Report on Form 8-K, that Broadridge and its wholly owned subsidiary Ridge Clearing & Outsourcing Solutions, Inc. (“Ridge”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with Penson Worldwide, Inc. (“Penson”), certain of Penson’s subsidiaries, and certain holders of Penson’s outstanding indebtedness representing the majority of the outstanding indebtedness of Penson. The Restructuring Support Agreement set forth the terms of a proposed exchange offer to restructure Penson’s outstanding indebtedness including the five-year subordinated note in the principal amount of $20.6 million received by Broadridge from Penson as part of the consideration in the sale of the Ridge securities clearing contracts to Penson on June 25, 2010. The Restructuring Support Agreement also provided that Broadridge and Penson would amend the master services agreement entered into on June 25, 2010 for the performance of outsourcing services by Ridge. On May 17, 2012, the Restructuring Support Agreement terminated automatically pursuant to its terms as Penson did not launch the proposed exchange offer as contemplated under the Restructuring Support Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2012

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary